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[SUTHERLAND ASBILL & BRENNAN LLP]


                                                   April 23, 2002


Modern Woodmen of America
1701 1st Avenue
Rock Island, IL  61201

         Re:      Modern Woodmen of America Variable Account
                  (File No. 333-69446)

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment Number 1 to the registration statement on Form S-6 for Modern Woodmen of America Variable Account (File No. 333-69446). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Sincerely,

                                       SUTHERLAND ASBILL & BRENNAN LLP




                                       By: /s/ STEPHEN E. ROTH
                                           ---------------------------------
                                           Stephen E. Roth, Esq.